			Exhibit 21

SOUTH JERSEY INDUSTRIES, INC.
SUBSIDIARIES OF REGISTRANT
AS OF DECEMBER 31, 2008

The following is a list of the significant subsidiaries of South Jersey Industries, Inc.

	Percentage of
	Voting Securities
	Directly or Indirectly		State of
	Owned by Immediate Parent	Relationship	Incorporation

South Jersey Industries, Inc.	Registrant	Parent	New Jersey

South Jersey Gas Company	100	(1)	New Jersey

Marina Energy LLC	100	(5)	New Jersey

South Jersey Energy Company	100	(5)	New Jersey

South Jersey Resources Group, LLC	100	(5)	Delaware

South Jersey Energy Service Plus, LLC	100	(5)	New Jersey

SJ EnerTrade, Inc.	100	(2)	New Jersey

Energy & Minerals, Inc.	100	(1)	New Jersey

R&T Group, Inc.	100	(1)	New Jersey

South Jersey Fuel, Inc.	100	(3)	New Jersey

South Jersey Energy Solutions, LLC	100	(1)	New Jersey

SJI Services, LLC	100	(1)	New Jersey

AC Landfill Energy, LLC	51	(4)	New Jersey

WC Landfill Energy, LLC	51	(4)	New Jersey

(1) Subsidiary of South Jersey Industries, Inc.
(2) Subsidiary of South Jersey Energy Company
(3) Subsidiary of Energy & Minerals, Inc.
(4) Subsidiary of Marina Energy LLC
(5) Subsidiary of South Jersey Energy Solutions, LLC